UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 13, 2006
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada	L7L 6Z8
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (905) 319-1237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets
Item 3.02 — Unregistered Sales of Equity Securities
On April 17, 2006, Waste Services, Inc. announced that it had completed the acquisition of the Materials Recovery Facility and Solid Waste Transfer Station in Taft, Florida. The purchase price for the facility consisted of $11 million in cash and $4 million by the issuance of 1,269,841 shares of restricted common stock of Waste Services, Inc. The $3.15 price per common share was negotiated at the time of execution of the agreement. An additional $1.5 million in cash and $4 million by the issuance of 1,269,842 shares of restricted common stock will be paid at the time the final Orange County Solid Waste Management Permit is issued. The issuance of the common stock is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Act and the rules and regulations promulgated there under on the basis that it did not involve a public offering.
The press release is attached as Exhibit 99.1 to this Form 8-K.
Section 9 Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits
     99.1     April 17, 2006 Press Release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel

Date: April 18, 2006

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